Exhibit 10.20

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65 W 36 St, Suite 12 New York, NY 10018

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Libertas Funding LLC

382 Greenwich Avenue Suite 2 Second Floor Greenwich CT

FUTURE RECEIVABLES SALE AGREEMENT

This FUTURE RECEIVABLES SALE AGREEMENT (“Agreement”) dated 1/18/2018, is made by and between Libertas Funding LLC, a Connecticut limited liability company (“Purchaser”), Merchant (Merchant Information below), and the Guarantor(s)/Owner(s), as identified in the Owner/Guarantor Information below.

Merchant Information

Merchant Legal Name: DIGITAL POWER CORPORATION	DBA Name:
Entity Type: CORPORATION	FEIN:
State Of Incorp: CA	Bank Name:
Address: 48430 Lakeview Blvd , FREMONT, CA, 94538	Phone:

OWNER/GUARANTOR INFORMATION (referred to individually or collectively as the (“Owner”)

Name of Owner Guarantor: Milton Ault	Cell Phone:	Social Security # :
Home Address :	City/State :	Zip Code :
Ownership % :	Email :

Name of Owner Guarantor(2): Kristine Ault	Cell Phone:	Social Security # :
Home Address :	City/State :	Zip Code :
Ownership % :	Email :

Amount Sold	$594,000.00	The dollar value of the Future Receivables
Discount Factor	1.485	The risk adjustment to the Amount Sold that determines the Futures Receivables Discount
Future Receivable Discount	$194,000.00	The difference in value between the Purchase Price and the Amount Sold
Purchase Price	$400,000.00	The dollar amount Purchaser is paying for the Amount Sold.
Due Diligence Price Adjustment 3.0%	$12,000.00	Additional discount given to Purchaser for due diligence.
Direct Payments to Third Parties/Renewals	$0.00	Paid to Other Funders.
Total Amount Sent to Merchant	$388,000.00	Net of Discount and Direct Payments to 3rd Parties:
Specified Percentage	20%	Percentage of Future Receivables to be remitted to purchaser on a daily basis
Estimated Average Monthly Future Receivables	$1,754,280.04	Future Receivables Expected Per Month based on detailed analysis of Merchant’s business and attestation from Merchant
Expected daily Remittance	$4,714.29	Estimated Average Monthly Receivables Multiplied by Specified Percentage Divided by Number Working Days in Month (21)
Early Remittance Discount	1.180 @ 2 months	Discount Paid to Merchant for remitting Future Receivables Early
Expected Remittance Term	6	Expected term of this agreement based on the specified percentage
Remittance Choice	ACH	Remittance can occur via ACH, Credit Card Split or Lockbox

Note: The bold type terms in the tables above and below shall constitute defined terms with respect to this Agreement. PLEASE NOTE THAT THE PURCHASER WILL NOT REMIT MORE THAN THE EXPECTED DAILY REMITTANCE PER DAY WITHOUT THE CONSENT OF THE MERCHANT.

As explained in more detail in the Terms and Conditions stated hereinafter, Merchant will be in default of this Agreement if Merchant does or causes to be done any of the following during the term of this Agreement (see below, including but not limited to paragraph 8 and 10 for a list of the all of the events of default):

●	Change or close Merchant’s bank account

●	Change (or add a) credit card processors

●	Block Purchaser ACH access to Merchant’s bank account

●	Sell Merchant’s business prior to full remittance of Future Receivables above

●	Deliberately disconnecting Purchaser’s bank monitoring software

●	Retain a third-party debt consolidator to negotiate a change to the terms and conditions of this Agreement

●	Sell merchants future receivables to another person or entity

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PURCHASE AMOUNT DISCOUNTS AND REFUNDS. The following terms are additional costs, fees or refunds that may be incurred in connection with this Agreement upon certain circumstances, as set forth below:

a.	Returned Item Refund - $35.00 Applicable in a circumstance in which Merchant has not agreed with Purchaser to a change in the Remittance Amount and does not have sufficient collected receivable funds in its Account to remit to Purchaser the agreed Remittance Amount. Upon the fourth Returned Item Refund imposed under this section, Merchant shall be deemed in Breach under the Agreement.

b.	Blocked Account Refund - $100.00 Applicable in a circumstance in which Merchant BLOCKS its Account from Purchasers debit ACH or changes its designated Account cutting off Purchaser from obtaining delivery of the agreed Remittance Amount. This action places Merchant in Breach under the Agreement.

c.	Breach Refund : $2,500 In the event of a breach of this Agreement, this amount will be added to the total amount to be remitted by the Merchant, effectively providing a breach-based discount to the Purchaser.

TERMS AND CONDITIONS IN ADDITION TO THE ABOVE TERMS:

1.	Sale. In consideration of the payment of the Purchase Price specified above, Purchaser purchases from Merchant, and Merchant sells to Purchaser, the Specified Percentage of Merchant’s future accounts, contract rights and any other obligations arising from or relating to the payment of monies from Merchant’s customers and/or other third-party payers including payments made by cash, check, electronic transfer or other form of monetary payment to Merchant in the ordinary course of the Merchant’s business, or otherwise, for the payment of Merchant’s sale of goods or services (“ACH Receivables”). Such payment of monies shall include the use by Merchant’s customers of any Payment Device (as defined herein) to purchase Merchant’s products and/or services that are processed by Merchants’ card processor anytime during which the Amount Sold is outstanding (“Credit Card Receivables”, ACH Receivables and Credit Card Receivables are hereafter collectively or independently referred to as “Future Receivables”). Payment Device includes credit cards, charge cards, debit cards, prepaid cards, benefit cards, or any other type of payment card as well as any virtual payment card or any electronic payment device. Merchant agrees to remit to Purchaser in accordance with the terms of this Agreement the Daily Percentage of the Future Receivables specified above until the Amount Sold has been forwarded to Purchaser. Purchaser purchases the Future Receivables free and clear of all claims, liens or encumbrances of any kind whatsoever. Merchant agrees that this Agreement applies to Merchant’s entire right, title and interest in the Future Receivables up to the Amount Sold. The terms and conditions of this Agreement shall remain in full force and effect until the Amount Sold has been delivered to Purchaser subject to the terms of this Agreement. Merchant and Purchaser agree that this sale and purchase is final and Merchant has no right to repurchase or resell the Future Receivables or any portion thereof. Merchant, any individual signing this agreement and Purchaser (each individually referred to herein as “Party” and collectively referred to herein as “Parties”) agree that the Purchase Price paid to Merchant is the price paid to purchase Merchant’s Future Receivables and that the transaction contemplated by this Agreement is a purchase and sale of the Future Receivables. The Parties hereby agree that the transaction contemplated by this Agreement is not a loan, a forbearance of money lent or any similar loan or lending transaction. Merchant understands, agrees and represents that this transaction is made for business or commercial purposes only.

2.	Remittance of Amount Sold. The Merchant hereby agrees to deliver the Amount Sold to the Purchaser as (i) the Expected Daily Remittance (based on a Specified Percentage) of Future Receivables by debiting, via ACH transaction, Merchant’s bank account (a “Direct Debit”). Purchaser, in its sole discretion, shall choose whether to receive the Amount Sold from the Merchant either by Direct Split or Direct Debit, (ii) as a Specified Percentage of daily amount of Credit Card Receivables directly from Merchant’s card processor (“Credit Card Split”) or (iii) daily amount of Future Receivables directly through a Lockbox arrangement “Lockbox”); or Purchaser may, in its sole discretion, upon written notice to Merchant, change the method by which it will accept the remittance of the Amount Sold, and provide the Merchant with updated remittance instructions. The following details each remittance type:

a.	If Purchaser chooses to receive the remittance of the Amount Sold via a Direct Debit as the Expected Daily Remittance (based on a Specified Percentage) then Merchant agrees as follows:

1.	Bank Account. Merchant shall deposit all of Merchant’s Future Receivables into a bank account approved by Purchaser (the “Account”).

2.	Automated Clearinghouse for Expected Daily Remittance. The Merchant hereby authorizes Purchaser and its agents to initiate Automated Clearinghouse (“ACH”) payments equal to the Expected Daily Remittance of all deposits made into the Account each business day until the Purchaser has received Future Receivables equal to the Amount Sold.

3.	Merchant to Maintain the Account. Merchant understands that it is responsible for ensuring that the Expected Daily Amount to be debited by Purchaser remains in the Account and will be held responsible for any fees incurred by Purchaser resulting from a rejected ACH attempt or an Event of Default (as defined herein).

4.	Overdraft or Rejected Transactions the Responsibility of Merchant. The Purchaser is not responsible for any overdrafts or rejected transactions that may result from Purchaser ACH debiting the Expected Daily Remittance Amount.

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5.	Agreed Changes to the Expected Daily Remittance Amount. Unless mutually agreed, in writing, and only based on a documented change in the Merchant’s Future Receivables, Purchaser will continue to pull the Expected Daily Remittance amount. However, if Merchant provides written evidence, in the form of a complete set of invoices (or its equivalent), or natural events that have changed or impaired the Merchant’s ability to generate Future Receivables, and only with ongoing electronic surveillance, the Purchaser will agree to adjust the amount of the Expected Daily Remittance. It is the Merchant’s responsibility to communicate this at least one week in advance of a requested change and to cooperate with the Purchaser in good faith.

6.	ACH authorization. The Merchant shall provide all necessary ACH authorizations to the Purchaser as set forth in Appendix A to this Agreement.

b.	If Purchaser chooses to accept the remittance of the Specified Percentage of the Amount Sold through Credit Card Split, Merchant will enter into an agreement with a card processor (“Processor”) acceptable to Purchaser, and authorize Processor to pay the Specified Percentage directly to Purchaser until Purchaser receives the total Amount Sold. Merchant acknowledges that Processor will be acting on behalf of Purchaser to collect the Specified Percentage. Merchant irrevocably grants Processor the right to hold the Specified Percentage and to pay Purchaser directly (at, before or after the time Processor credits or remits to Merchant the balance of the Amount Sold not sold by Merchant to Purchaser) until Purchaser receives the entire Amount Sold. Processor may provide Purchaser with all information Purchaser deems pertinent. Merchant agrees to hold Purchaser harmless for the Processor’s actions or omissions.

c.	If Purchaser chooses to accept the remittance through a Lockbox, Purchaser is authorized by Merchant to receive remittance to a specified bank account (“Lockbox”) directly from the Merchant’s Processor as well as Merchant’s invoiced customers (the “Merchant’s Counterparties”). This Authorization shall continue until the Purchaser has received an amount equal to the Purchased Amount, plus any additional remittance required. Merchant further authorizes the Merchant’s Counterparties to provide to the Purchaser and its agents all information necessary to Purchaser to determine the amount to be paid to the Merchant and initiate such ACH payments to the Specified Account. Upon receipt of each ACH transfer into the Lockbox, Purchase will retain the Specified Percentage as well as the required minimum balance for the Lockbox (the “Required Minimum Balance”). Purchaser will ACH transfer the difference between the received funds and the retained funds plus the minimum balance into the Account.

3.	Read Only Electronic Bank Software. Merchant will provide Purchaser with ongoing read only electronic surveillance on a daily basis for the entire period during which this Agreement is in effect. Any change to Merchant’s bank account, access code, or permissions from its bank should be remedied as soon as possible. Merchant agrees to provide Purchaser all required access codes and allow Purchaser to electronically monitor the Account (e.g., using the anonymous read-only Yodlee link (or Decision Logic) provided by the Purchaser to the Merchant). This access both ensures that the Merchant is depositing its Future Receivables into the Account and provides written evidence to enable the Purchaser to be able to make adjustments to the Expected Remittance Amount, if necessary, upon mutual agreement with the Merchant. If the electronic access to Merchant’s Account is temporarily disabled for any reason, Merchant will, as soon as possible, work with the Purchaser to re-establish the link between the Account and the Purchaser. Any change to Merchants’ Account, access codes or permission from the bank to access the Account or receive ACH transactions from the Account must be remedied immediately. The failure by the Merchant to comply with this Section 3 shall constitute a breach/Event of Default of this Agreement.

4.	Timing, Method of Payment, Processing Trial. Merchant and Purchaser agree that Purchaser shall pay the Purchase Price or any portion thereof to Merchant only at a time, and through a method, acceptable to Purchaser and at Purchaser’s sole discretion. Merchant and Purchaser also agree that Purchaser, in its sole discretion, may refuse to pay the Purchase Price or any portion thereof to Merchant and cancel this Agreement at any time prior to the Purchase Price being paid. Prior to paying the Purchase Price, to the extent that the Purchaser chooses to receive its Amount Sold pursuant to a Direct Split, as described above, Purchaser may conduct a site inspection and shall conduct a processing trial (the “Processing Trial”) to determine whether the Daily Percentage will be correctly processed and/or reported by Merchant’s card processor or bank to Purchaser. In the event Purchaser determines to conduct a Processing Trial, Merchant acknowledges and agrees that Purchaser will make its final decision, in its sole and absolute discretion, whether to purchase the Future Receivables after completion of the Processing Trial. If Purchaser conducts a Processing Trial and determines not to purchase the Future Receivables, any receivables remitted to Purchaser during the Processing Trial shall be returned to Merchant.

5.	Waiver. There shall be effected no waiver by failure on the part of Purchaser to exercise, or delay in exercising, any right under this Agreement, nor shall any single or partial exercise by Purchaser of any right under this Agreement preclude any other future exercise of any right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

6.	Authorization to File Notice of Sale and Security Interest. Merchant hereby authorizes Purchaser to file one or more financing statement pursuant to the Uniform Commercial Code (UCC) to evidence -and perfect the sale of the Future Receivables and any continuation statements or amendments thereto. The UCC financing statement shall state that the sale of the Future Receivables is intended to be a sale and not an assignment for security.

7.	Power of Attorney. Merchant irrevocably appoints Purchaser as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to Purchaser from any third party, or any breach by Merchant set forth in Section 10 or any other section of this Agreement or the occurrence of an event of default as described and defined in this Agreement, including, without limitation (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Collateral; to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or (ii) above; (iv) to sign Merchant’s name on any invoice, bill of lading or assignment directing customers or account debtors to make payment directly to Purchaser; and (v) to file any claims or take any action or institute any proceeding which Purchaser may deem necessary for the collection of any of the unpaid Amount Sold, or otherwise to enforce its rights with respect to the payment of the Amount Sold.

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8.	Refunds and Purchaser’s Risk. Purchaser does NOT CHARGE ANY ORIGINATION OR BROKER FEES. If Merchant is charged such a fee, it is not being charged by Purchaser or an agent of Purchaser. Additionally, because this is not a loan, Purchaser does not charge any interest, finance charges, points, late fees or similar fees (except as permitted by applicable law in connection with civil judgments). Purchaser is purchasing the Future Receivables at a discount. Because the transaction evidenced by this Agreement is not a loan, there are no specific scheduled payments and no repayment term. If Merchant’s business slows down and Merchant’s Future Receivables decrease or if Merchant closes its business or ceases to process Payment Devices and Merchant has not violated any of the representations, warranties and covenants provided in paragraph 10 below, there shall be no default or breach of this Agreement. Purchaser is purchasing the Future Receivables and Purchaser assumes the risk that Merchant’s business may fail or be adversely affected by conditions outside the control of Merchant provided Merchant has not breached a representation, warranty or covenant set forth in paragraph 10 below. A returned item refund of $35.00 will be assessed if, for any reason, (a) a check, draft or similar instrument issued by the Merchant or an individual that signs this Agreement is not honored or cannot be processed; or (b) an electronic debit is returned unpaid or cannot be processed. Merchant and any individual that signs this Agreement authorize Purchaser to resubmit returned payments in its discretion. At Purchaser’s option, Purchaser will assess this fee the first time a payment is not honored or paid, even if it is later honored or paid following resubmission. Any check, draft or similar instrument may be collected electronically if returned for insufficient or uncollected funds. Additionally, a blocked account refund of $100.00 will be assessed as described above as well as a breach refund of $2,500.00 in the event that the Merchant violates the terms of this agreement, which violation remains uncured for more than 5 days. These refund will be paid in order to reimburse the Purchaser for the costs that it incurs in connection with returned items, blocked accounts and breaches, respectively.

9.	Right to Cancel. Merchant may cancel this transaction at any time prior to midnight of the fifth business day after Purchaser forwards the Purchase Price to Merchant. In order to cancel the transaction, Merchant must provide notice to the Purchaser and return the full Purchase Price to Purchaser within five days of receipt of the Purchase Price.

10.	Merchant’s Representations, Warranties and Covenants. Merchant represents, warrants and covenants that as of the date and during the term of this Agreement: (i) the Future Receivables are not subject to any claims, charges, liens, restrictions, encumbrances or security interests of any nature whatsoever; (ii) Merchant will not sell the Future Receivables to another person or entity; (iii) Merchant will not conduct business under any name other than as disclosed herein, shall not change its business location without the prior written consent of Purchaser, and shall not temporarily close its business for renovations or other purposes; (iv) Merchant will not change or add credit card processors or change the Account without the prior written approval of Purchaser; (v) Merchant will not take any action to intentionally discourage the use of credit cards, debit cards or other payment cards; (vi) Merchant will not undertake any transaction involving the sale of Merchant, either by an issuance, sale or transfer of ownership interests in Merchant that results in a change in ownership or voting control of Merchant, or by a sale or transfer of substantially all of the assets of Merchant; (vii) Merchant will not voluntarily permit another person or company, including without limitation a franchisor company (if Merchant is a franchisee), to assume or take over the operation and/or control of the Merchant’s business or business locations; (viii) Merchant is not currently contemplating the filing of a bankruptcy proceeding or closing Merchant’s business and Merchant has not retained any attorney, other consultant or professional to provide any advice, assistance or planning with respect to the filing of a bankruptcy; (ix) all information provided by Merchant to Purchaser in this Agreement, application, interview with Purchaser or otherwise and all of Merchant’s financial statements and other financial documents provided to Purchaser are true and correct and accurately reflect Merchant’s financial condition and results of operations; (x) Merchant will possess and maintain insurance in such amounts and against such risks as are necessary to protect its business and shall show proof of such insurance upon demand; (xi) Merchant has all permits, licenses, approvals, consents and authorizations necessary to conduct its business and will promptly pay all necessary taxes, including but not limited to employment and sales and use taxes; (xii) Merchant and the person(s) signing this Agreement on behalf of Merchant have full power and authority to enter into and perform the obligations under this Agreement; (xiii) Merchant will provide Purchaser copies of all documents related to Merchant’s card processing activity or financial and banking affairs within five (5) days of a request by Purchaser; (xiv) Merchant will permit Purchaser to conduct a site inspection of Merchant’s business, including an inspection of Merchant’s credit card terminals, at any reasonable time during the term of this Agreement without notice to Merchant; (xv) Merchant will not take any action to cause the Future Receivables to be settled or delivered to any bank account other than the bank account that the Future Receivables are being settled or delivered to as of the date of this Agreement and in accordance with the terms of this Agreement; (xvi) Merchant will not enter into any financing agreement wherein and whereby the repayment terms of the agreement require Merchant to make daily or weekly payments (NO “STACKING”); (xvii) Merchant will conduct its business consistent with past practice and shall not take any action that would have an adverse effect on the use, acceptance, or authorization of any Payment Device for the purchase of Merchants products or services; (xviii) Merchant has not, will not and is not contemplating retaining/paying in any way a third-party debt consolidator, nor has the Purchaser consulted with nor will the Purchaser consult with, a third-party debt consolidator in contemplation of negotiating a change to the terms and conditions of this Agreement. Merchant understands clearly that the breach of any of the foregoing shall constitute a breach/event of default under this Agreement; (xviv) Merchant will not block Purchaser from receiving/requesting ACH remittances from Merchant’s Account and will act in good faith to enable Purchaser to access at all times the Account for purposes of electronic surveillance; and (xvv) has disclosed any condition that has resulting in or would result in a material adverse change to Merchant’s business and knows of no condition and there is no condition which is likely to result in a material adverse change to its business. Merchant understands that the violation of any of these covenants at any time would constitute a breach of this Agreement. Additionally, if any of the representations above are not true as of the date hereof, this would also constitute a breach of this Agreement.

TO THE EXTENT THAT INFORMATION PROVIDED BY THE MERCHANT THAT IS FALSE OR MISLEADING, MERCHANT SHALL BE DEEMED TO BE IN BREACH OF THIS AGREEMENT AND PURCHASER SHALL BE ENTITLED TO ANY REMEDIES UNDER LAW. ANY MISREPRESENTATION MADE BY MERCHANT OR OWNER OR ANY REPRESENTATIVES OF MERCHANT OR OWNER IN CONNECTION WITH THIS AGREEMENT MAY CONSTITUTE A SEPARATE CAUSE OF ACTION FOR FRAUD OR INTENTIONAL MISREPRESENTATION.

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11.	Specified Percentage. Purchaser agrees to accept the remittance of the Specified Percentage in one of the following ways: (i) directly from Merchant’s card processor; (ii) by debiting the Merchant’s bank account; or (iii) by debiting a deposit account established by Merchant that is approved by Purchaser. Purchaser may decide in its sole discretion which of the three methods it will accept for the remittance of the Specified Percentage and will notify Merchant prior to delivering the Purchase Price to Merchant. If Purchaser agrees to accept the remittance of the Specified Percentage directly from the Merchant’s card processor, Merchant agrees to enter into an agreement with a card processor acceptable to Purchaser (“Processor”) that authorizes Processor to pay the Specified Percentage directly to Purchaser rather than to Merchant until the Amount Sold has been forwarded by Processor to Purchaser. This authorization shall be irrevocable, absolute and unconditional. Merchant hereby irrevocably grants Processor the right to hold the Specified Percentage and to pay Purchaser directly (at, before or after the time Processor credits or remits to Merchant the balance of the Future Receivables not sold by Merchant to Purchaser) until the entire Amount Sold has been forwarded to Purchaser. Merchant authorizes Purchaser to act as Merchant’s agent for purposes of accessing and retrieving transaction history information regarding Merchant from Processor and any additional card processors Merchant may utilize during the term of this Agreement. Merchant acknowledges and agrees that Processor may provide Purchaser with Merchant’s Payment Device processing history, including without limitation Merchant’s chargeback experience and any communications about Merchant received by Processor from a card processing system. Merchant acknowledges that Purchaser does not have any power or authority to control the Processor’s actions with respect to the authorization, clearing, settlement and other processing of transactions and that Purchaser is not responsible for the Processor’s actions. Merchant agrees to hold Purchaser harmless for the Processor’s actions or omissions. If Purchaser agrees to accept the remittance of the Specified Percentage by debiting the Merchant’s bank account, Merchant irrevocably authorizes Purchaser or its designated successor or assignee to withdraw the Specified Percentage by initiating a debit via the Automatic Clearing House (ACH) system to the Merchants’ bank account (as listed in Merchant’s application) or such other bank account that Merchant maintains (“Bank Account”). Merchant agrees to complete and execute a written ACH authorization (the “ACH Authorization”) permitting Purchaser to debit the Bank Account pursuant to the terms of this Agreement. Any such ACH Authorization is incorporated into and made a part of this Agreement. In the event Purchaser withdraws an incorrect amount from Merchant’s Bank Account, Merchant authorizes Purchaser to credit the Bank Account for the appropriate amount. Merchant and each Guarantor also authorize Purchaser to act as an agent for purposes of accessing and retrieving account activity and account balance information from any bank accounts of Merchant or Guarantor(s). If Purchaser agrees to accept the remittance of the Specified Percentage by debiting a deposit account established by Merchant that is approved by Purchaser (“Approved Account”), Merchant agrees to complete all necessary forms to establish the Approved Account. Merchant acknowledges and agrees that any funds deposited into the Approved Account by Merchant’s card processor will remain in the Approved Account until the Specified Percentage is withdrawn by Purchaser and then the remaining funds, minus any amount required to maintain the minimum balance for the Approved Account, will be forwarded to Merchant’s Bank Account. If the Approved Account requires a minimum account balance, Purchaser may, in its sole discretion, fund the required minimum balance for the Approved Account out of the Purchase Price.

12.	Telephone Monitoring, Recording and Contacts. Purchaser may choose to monitor and/or record telephone calls with Merchant and its owners, employees or agents. These calls are monitored and/or recorded solely for evaluation by supervisors, training, monitoring for compliance purposes, collections, and quality control. By signing this Agreement, Merchant agrees that any call between Purchaser and Merchant or a representative of Merchant may be monitored and/or recorded for these purposes. Merchant further agrees that: (i) it has an established business relationship with Purchaser and may be contacted from time to time regarding transactions with Purchaser by telephone, text message or email; (ii) such contacts are not considered unsolicited or inconvenient; and (iii) any such contact may be made using any wireless, mobile cellular or other number Merchant or its representative gave Purchaser, using any e-mail address Merchant or its representative gave Purchaser, or using an automated dialing and announcing or similar device, unless prohibited by law. This authorization is binding upon Merchant upon signing this Agreement and shall not be deemed withdrawn or revoked should Purchaser determine not to purchase the Future Receivables from Merchant.

13.	Miscellaneous. This Agreement shall be binding upon Merchant as well as its successors, assigns, related companies and Affiliated Entity (as defined below) as well as any company or person (or group of persons working together) that purchases substantially all of the Merchant’s assets or a majority of its voting interests and/or control over the Merchant. This Agreement shall inure to the benefit of Purchaser, its successors and assigns. This Agreement constitutes the entire Agreement between the Parties, and no representations, agreements, or understandings of any kind, either written or oral, shall be binding upon the parties unless expressly contained herein. This Agreement is a complete and exhaustive statement of the terms of the parties’ agreement, which may not be explained or supplemented by evidence of consistent or inconsistent additional terms or contradicted by evidence of any prior or contemporaneous agreement. The Parties may change any of the terms of this Agreement or amend this Agreement but any such changes or amendments shall not be effective unless they are in writing, agreed to by both Parties, and signed by Merchant and/or Guarantor(s) as applicable. If any of the provisions of this Agreement are determined to be invalid, illegal or unenforceable in any respect, the remaining provisions shall not be affected in any manner. All Parties hereby acknowledge having the full power and authority to enter into and perform the obligations under this Agreement. Merchant and Guarantor(s) agree to execute such further and additional documents, instruments, and writings as may be necessary, proper, required, desirable, or convenient for the purpose of fully effectuating the terms and provisions of this Agreement. The information submitted by Merchant as part of its application for this transaction is hereby incorporated into and made a part of this Agreement. The signatures to this Agreement may be evidenced by facsimile copies or other electronic means reflecting the Party’s signature hereto, and any such copy or signature shall be sufficient as if it were an original signature. In lieu of a signature, Purchaser shall be deemed to have accepted the terms of this Agreement upon payment of the Purchase Price to Merchant. Paragraph 10 and paragraphs 12 through 18 shall survive any termination, satisfaction or cancellation of this Agreement.

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14.	Governing Law This Agreement, all transactions it contemplates, the entire relationship between the Parties, and all Claims (as defined in paragraph 15 below), whether such Claims are based in tort, contract or arise under statute or in equity, including all Claims involving an Affiliated Entity of Purchaser, shall be governed by and enforced in accordance with: (i) the laws of the State of New York without regard to principles of conflicts of laws that would require the application of any other law; and (ii) federal law for the limited purpose of the Arbitration Agreement (paragraph 17 below). Affiliated Entity means and includes: (i) any entity or person that has owned or controlled Purchaser or any entity that has been owned or controlled by Purchaser; (ii) any predecessor or successor entities of Purchaser; (iii) any entity or person who at any time owns or holds an equity or security interest in the Future Receivables and the interest was granted by Purchaser; and (iv) all officers, directors, owners and employees of Purchaser, its parent company or any Affiliated Entity; and (v) any parent companies of any Affiliated Entity and their subsidiaries.

15.	Disputes Any claim, dispute or controversy between any of the Parties or between any of the Parties and an Affiliated Entity arising from or relating in any way to the relationship between the Parties, including any relationship with an Affiliated Entity, whether such claims are based in tort, contract, or arise under statute or in equity (referred to herein as “Claim” or “Claims”), shall be resolved only as provided in this Agreement. Claim includes but is not limited to: any disputes regarding or relating to this Agreement or the application provided in connection with this transaction; any solicitation or advertising materials; any activities relating to the maintenance or servicing of the transaction; any disputes arising from any collection activity related to a breach or alleged breach of this Agreement; any disputes concerning the processing or collection of Future Receivables; any disputes regarding information obtained by Purchaser from, or reported by Purchaser to, Merchant, credit bureaus or others; and any disputes resulting from or relating to, in any way, any previous relationship, agreement or contract between the Parties or Merchant and an Affiliated Entity including but not limited to an agreement under which Merchant sold Future Receivables to Purchaser or an Affiliated Entity. The Parties hereby agree that this provision amends and supersedes any provision in a previous agreement entered into between the Parties or between Merchant and an Affiliated Entity regardless of whether the previous agreement has been satisfied, terminated or is in default. Accordingly, any Claims between the Parties or made against or by an Affiliated Entity shall no longer be governed by the dispute resolution provisions contained in a previous agreement but shall be governed by paragraphs 14 through 19 of this Agreement; provided, however, that any changes this provision makes to previous agreements between the Parties or made against or by an Affiliated Entity shall not apply in any litigation, arbitration or other proceeding commenced before the date of this Agreement.

16.	Litigation. If a Claim is filed in court, the Claim must be filed in the State of New York and the Parties hereby agree that the exclusive venue for all Claims filed in court shall be in the State of New York. No court action may be brought in any other state or jurisdiction except as necessary to enforce a valid security interest or enforce a judgment entered in New York. The Parties hereby waive any claim against or objection to the in personam jurisdiction and venue in the courts of the State of New York. NO CLAIM FILED IN COURT WILL BE HEARD BY A JURY AND ANY CLAIM WILL TAKE PLACE ON AN INDIVIDUAL BASIS; CLASS ACTIONS ARE NOT PERMITTED. NO COURT MAY ORDER, PERMIT OR CERTIFY A CLASS ACTION, REPRESENTATIVE ACTION, PRIVATE ATTORNEY-GENERAL LITIGATION OR CONSOLIDATED ACTION. NO COURT MAY ORDER OR PERMIT A JOINDER OF PARTIES, UNLESS BOTH MERCHANT AND PURCHASER CONSENT TO SUCH JOINDER IN WRITING.

17.	ARBITRATION Any Party may elect to resolve any Claim by neutral, binding arbitration. An election to arbitrate a Claim may be made by any Party instead of filing an action in court or in response to a claim, counterclaim or cross claim filed in court by any Party. If a Party requests arbitration, all Claims (including counterclaims and cross claims) any Party may have against any other Party or Affiliated Entity, whether such Claims are deemed to be compulsory or permissive in law, shall be submitted to binding arbitration pursuant to this paragraph 17 (referred to herein as the “Arbitration Agreement”). The failure to bring such a Claim is a waiver of, and bars, the bringing of such a Claim in any subsequent arbitration or court action. Any arbitration hearing that requires the attendance of the Parties shall take place in the federal judicial district in the State of New York. The Party initiating the arbitration proceeding may select from the following arbitration administrators, which will apply the appropriate rules for commercial disputes in effect at the time the Claim is filed with the arbitration organization (“Arbitration Rules”): the American Arbitration Association (“AAA”), JAMS or any other organization the Parties agree to in writing. If neither AAA nor JAMS is able or willing to serve as the arbitration administrator and the Parties are unable to agree on a replacement administrator or arbitrator(s), then a court of competent jurisdiction will appoint an administrator or arbitrator(s). For information on arbitration fees and costs, a copy of the Arbitration Rules, or to file a claim contact AAA at 335 Madison Avenue, Floor 10, New York, New York 10017-4605, www.adr.org (phone 1-800-778-7879) or JAMS at 620 Eighth Ave., Floor 34, New York, NY 10018, www.jamsadr.com (phone 1-800-352-5267). In the event of a conflict between the Arbitration Rules and this Arbitration Agreement, this Arbitration Agreement shall govern. Judgment upon any arbitration award may be entered in any court with jurisdiction and may be enforced by any court having jurisdiction over that judgment. If a Party elects arbitration and the other Party refuses to arbitrate, the Party electing arbitration may seek a court order enforcing this Arbitration Agreement. In that event, the court shall determine any issues regarding enforceability of this Arbitration Agreement, including the validity and effect of the class action waiver (set forth below), but all other issues shall be decided by the arbitrator. All statutes of limitation that otherwise would apply to an action brought in court will apply in arbitration. NO CLAIM SUBMITTED TO ARBITRATION WILL BE HEARD BY A JURY AND ANY ARBITRATION UNDER THIS AGREEMENT WILL TAKE PLACE ON AN INDIVIDUAL BASIS; CLASS ARBITRATIONS AND CLASS ACTIONS ARE NOT PERMITTED. NO ARBITRATOR MAY ORDER, PERMIT OR CERTIFY A CLASS ACTION, REPRESENTATIVE ACTION, PRIVATE ATTORNEY-GENERAL LITIGATION OR CONSOLIDATED ARBITRATION. NO ARBITRATOR MAY ORDER OR PERMIT A JOINDER OF PARTIES, UNLESS BOTH MERCHANT AND PURCHASER CONSENT TO SUCH JOINDER IN WRITING.

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18.	Remedies In the event Merchant breaches, any of the provisions of this Agreement, including but not limited to the representations, warranties and covenants made in paragraph 9, Purchaser shall be entitled to all remedies available under law. In any action for damages, Purchaser shall be entitled to damages equal to the Amount Sold less the amount received by Purchaser. Merchant and the individuals signing this Agreement hereby agree that Purchaser may electronically debit from any of Merchant’s or the individual signatory’s bank accounts via ACH or otherwise all or any portion of the Amount Sold or may instruct Merchant’s processor to forward to Purchaser all or any portion of the Amount Sold outstanding if Merchant breaches this Agreement. In addition to any other remedies provided Purchaser under this Agreement, in the event that Merchant changes or permits the change of the Processor accepted by Purchaser, utilizes the services of an additional card processor or changes the Account, Purchaser shall have the right, without waiving any of its other rights or remedies and without notice to Merchant or Guarantor(s), to notify the new or additional card processor or the bank where the new Account is located, as the case may be, of the sale of the Amount Sold of Future Receivables hereunder and to direct such new or additional processor or bank to make payment to Purchaser of all or any portion of the amounts received or held by such card processor or bank for or on behalf of Merchant to pay any amounts Purchaser is entitled to receive under the terms of this Agreement. Merchant hereby grants to Purchaser an irrevocable power of attorney and hereby appoints Purchaser and its designees as Merchant’s attorney-in-fact to take any and all actions necessary or appropriate to direct such new or additional card processor to make payment to Purchaser as contemplated by this paragraph.

The transaction(s) governed by this Agreement involves interstate commerce and the Parties agree that arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et. seq.) and the Arbitration Rules and not by any state law concerning arbitration. The arbitrator will be required to follow relevant law and applicable judicial precedent to arrive at a decision and shall be empowered to grant whatever relief would be available in court. The cost of any arbitration proceeding shall be divided as follows: (i) if a Party other than Purchaser or an Affiliated Entity initiates arbitration and the damages claimed are less than $25,000 or Purchaser or an Affiliated Entity initiate arbitration, Purchaser shall pay all arbitration fees and costs; (ii) if anyone other than Purchaser or an Affiliated Entity initiates arbitration and the damages claimed are $25,000 or more, the parties to the arbitration shall split the fees and costs for arbitration equally. Notwithstanding the foregoing, if a Party other than Purchaser believes the applicable cost of arbitration may be too burdensome, that Party may seek a waiver of costs under the applicable Arbitration Rules. If such a request is made but denied by the arbitration organization, Purchaser will consider a written request to either advance or pay all or part of the costs. If arbitration is elected, each Party shall be responsible for its own attorney, witness and consulting fees provided the prevailing Party may seek reimbursement of attorney fees and arbitration costs if they prevail as provided in paragraph 16 below. If any part of this Arbitration Agreement, other than waivers of class action rights, is deemed or found to be unenforceable for any reason, the rest shall remain enforceable. If the waiver of class action rights is deemed or found to be unenforceable for any reason in a case in which class action allegations have been made, the remainder of this Arbitration Agreement shall be unenforceable.

19.	Attorney’s Fees and Costs. In the event Merchant defaults, Purchaser shall be entitled to recover from Merchant and Guarantors all costs of collection, including reasonable attorney’s fees and third party collection costs, including all such costs and fees incurred in the event of a bankruptcy filing by Merchant or Guarantors.

20.	Reporting: By signing this Agreement you authorize Purchaser to obtain a credit report and any background report on the Merchant deemed necessary by Purchaser and any individual that signs this Agreement for purposes of deciding whether to approve the purchase of the Amount Sold or for any update, renewal, or for evaluating the qualification of Merchant for other products of Purchaser or Affiliated Entities and for any other lawful purpose. The report Purchaser obtains may include, but is not limited to, the business’ or individuals’ credit history or similar characteristics, employment and education verifications, social security verification, criminal and civil history, Department of Motor Vehicle records, any other public records, and any other information Purchaser deems relevant. The reports will be used by Purchaser to determine if it will proceed with the Purchase of the Future Receivables from Merchant and shall not be used for any other purposes.

21.	INDIVIDUAL LIABILITY OF GUARANTOR(S) FOR BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. By signing this Agreement on behalf of Merchant AND ON THEIR OWN BEHALF (each such signer a Guarantor), the Guarantors (defined as the Owners that have signed below) hereby assume and, jointly and severally, guarantee those obligations of the Merchant arising under this Agreement as set forth above and in Appendix B below. This guarantee is unlimited, absolute and without condition, and is binding upon each Guarantor, the Guarantor’s heirs, legal representatives, successors and assigns. The Guarantors to this Agreement are hereby notified that a negative credit report reflecting on his/her credit record may be submitted to a credit reporting agency if the terms of this Agreement are breached and the resulting damages are not satisfied. Each Guarantor acknowledges receiving a copy of this Agreement and having read the terms of this Agreement, including, without limitation, the guarantee set forth in this paragraph, and the individual owner’s and Guarantor’s signatures below shall serve as confirmation that they understand all terms and conditions of this Agreement.

Page: 8 Deal Application ID:

EACH PARTY ACKNOWLEDGES THAT THEY HAVE READ AND AGREE TO ALL THE FOREGOING TERMS AND CONDITIONS, INCLUDING THE CHOICE OF LAW AND ARBITRATION PROVISIONS SET FORTH ABOVE.

LIBERTAS FUNDING, LLC
X /s/ Randy Saluck
by: Randy Saluck		(Signature)
CEO, Libertas

FOR THE MERCHANT (DIGITAL POWER CORPORATION)		X /s/ Milton Ault
(Signature)
by:	Milton Ault
(Print Name and Title)

FOR THE MERCHANT (PHILOU VENTURES, LLC)		X /s/ Kristine Ault
(Signature)
by:	Kristine Ault
(Print Name and Title)

OWNER #1		X /s/ Milton Ault
(Signature)
by:	Milton Ault
(Print Name and Title)

OWNER #2		X /s/ Kristine Ault
(Signature)
by:	Kristine Ault
(Print Name and Title)

Page: 9 Deal Application ID :

APPENDIX A

ACH Authorization Agreement

This Authorization Agreement for Direct Deposit (ACH Credit) and Direct Collections (ACH Debits) is part of (and incorporated by reference into) the Future Receivables Sale Agreement (the “Agreement”). Merchant should keep this important legal document for Merchant’s records. This authorization agreement (the ACH Authorization) is entered into pursuant to the Future Receivables Sale Agreement (the “Agreement”) dated 1/18/2018 between the undersigned Merchant and Libertas Funding LLC (the “Purchaser”). Terms used and not defined herein will have the meanings assigned to such terms in the Agreement.

The individual signing this ACH Authorization on behalf of Merchant certifies to Purchaser that he or she is a duly authorized check signer on the financial institution account identified below, that he or she is authorized to enter into this ACH Authorization on behalf of the Merchant, and that the Merchant will be bound by all the terms of this ACH Authorization.

This authorization shall remain in effect until the sooner of (a) such time that Purchaser has received the Purchased Amount, plus any applicable fees, under the Agreement, or (b) Purchaser permits Merchant to revoke this ACH Authorization, as evidenced in writing to Merchant.

The undersigned Merchant hereby authorizes Purchaser to initiate debit or credit entries from and to Merchants Account at the bank specified below. Merchant and Purchaser agree to be bound by the applicable rules set forth by the National Automated Clearinghouse Association.

Furthermore, if any such ACH transactions should be returned for insufficient funds, Merchant authorizes Purchaser to reattempt to collect such amounts by ACH, and in any such case, collect a fee as specified in the Agreement.

Merchant further agrees that a breach of this ACH Authorization will constitute a breach of the Agreement.

Any capitalized term(s) that are not otherwise defined shall retain the same meaning set forth in the Future Receivables Sale Agreement.

DISBURSEMENT OF RECEIVABLES SALE PROCEEDS. By signing below, Merchant authorizes Purchaser to disburse the Purchase Price, less the amount of any applicable setup fee, by initiating an ACH credit, wire transfer, or similar means to the checking account indicated below (or a substitute checking account Merchant later identifies and is acceptable to Purchaser) (hereinafter referred to as the “Designated Checking Account”) in the disbursal amount set forth in the accompanying Future Receivables Sale Agreement.

COLLECTION OF FUNDS ARISING FROM FUTURE RECEIPTS. By signing below, Merchant authorizes Purchaser to collect amounts Purchaser is entitled to receive under the Agreement by initiating ACH Debits of the Specified Percentage of Merchant’s daily receivables to the Designated Checking Account each business day until Purchaser receives the Amount Sold. At the time of execution of the Future Receivables Sale Agreement, the Parties agree that the Purchased Percentage equates to the Dollar Amount of Purchased Percentage set forth in the Agreement, and that the Dollar Amount of Purchased Percentage shall be debited each business day. However, Merchant acknowledges and agrees that the Dollar Amount of Purchased Percentage may change and fluctuate so that it directly correlates to the fluctuation of the amount of Future Receivables generated by Merchant. Purchaser will debit Merchants Account in the amount set forth in the Agreement, as may be modified from time to time by agreement of the Parties. Purchaser acknowledges that no prior notification will be provided in advance of debits or credits authorized under the Agreement.

Merchant authorizes Purchaser to increase the amount of any scheduled ACH debit entry or assess multiple ACH debits for the amount of any previously scheduled payment(s) that was not paid because Merchant’s financial institution was not open or was not able to process ACH transactions. If a transaction is rejected by Merchant’s financial institution for any reason other than termination of this authorization, including without limitation insufficient funds, Merchant understands that Purchaser may, at its discretion, attempt to process the transaction again as permitted under the NACHA Rules. Merchant also authorizes Purchaser to initiate ACH entries to correct any erroneous payment transaction. Merchant understands that Merchant is responsible for ensuring that funds arising from Future Receivables of Merchant remain in the Designed Checking Account each day until Purchaser debits the amount to which it is entitled under the Future Receivables Sale Agreement. Merchant agrees to notify Purchaser promptly if there are any changes to the account and routing numbers of the Designated Checking Account. Purchaser is not responsible for any overdrafts, rejected transactions, or other fees that may result from credits or debits initiated under this Authorization Agreement. This authorization is to remain in full force and effect until Purchaser has remitted the full amount of the Amount Sold under the Agreement. The origination of ACH transactions to the Designated Checking Account must comply with, and both Merchant and Purchaser agree to be bound by, the provisions of applicable law and the NACHA Rules. If Merchant’s financial institution rejects Purchaser’s debits for any reason, Merchant is still responsible for making timely remittances of the Purchased Percentage to Purchaser each business day, pursuant to the Agreement.

THIRD PARTY APPOINTMENT AND AUTHORIZATION. By signing below, Merchant acknowledges that the Purchaser may, at any time, at Purchaser’s sole discretion, and without prior notice, appoint a third party, including but not limited to its wholly owned subsidiaries, (herein referred to as the “Servicing Agent”) to perform any, or all, of the actions authorized by the ACH Authorization and the Agreement. Merchant further agrees and acknowledges that Servicing Agent shall have all of the same rights, responsibilities, and authorizations granted to Purchaser by the ACH Authorization and the Agreement.

Page: 10 Deal Application ID :

BUSINESS PURPOSE ACCOUNT. By signing below, Merchant attests that the Designated Checking Account was established for business purposes and not primarily for personal, family or household purposes. The individual signing below on behalf of Merchant certifies that he/she is an authorized signer on the Designated Checking Account. Merchant will not dispute any ACH transaction initiated pursuant to this Authorization Agreement, provided the transaction corresponds to the terms of this Authorization Agreement. Merchant requests the financial institution that holds the Designated Checking Account to honor all ACH entries initiated in accordance with this Authorization Agreement.

Payment Authorization. I authorize my bank to debit my account as identified above to the terms stated here. This authorization shall remain in effect until the Purchaser and bank receive written notification from me of intent to terminate at such time and in such manner as to afford the Purchaser and bank reasonable opportunity to act (minimum 30 days).

I understand that if the total amount owed to the Purchaser is increased, I authorize this plan to continue as long as the payment amount remains unchanged until the amount owed the Purchaser is paid off, or unless the plan is terminated earlier by me as above.

I understand any added amounts can be applied for with a new ACH Debit Authorization Form.

All other changes such as payment amount, frequency, bank account number change, will require a new ACH Debit Payment Authorization Form to be filled out and submitted to Merchant 15 days prior to any change being implemented.

I will be liable to pay an NSF fee of $25.00 (or the amount allowable by law), which may be automatically debited for each NSF.I represent and warrant that I am authorized to execute this payment authorization for the purpose of implementing this payment plan.

I indemnify and hold the Purchaser and the bank harmless from damage, loss or claim resulting from all authorized actions hereunder. Payments will be scheduled daily in the amount of 4,714.29.

Recurring schedule of payment will start on the following day after the financing proceeds are disbursed to the business.

Payments will be deducted every day, excluding weekends until full payback amount, referred to as the Purchased Amount (594,000.00), is reached.

Routing Number Account:

Number Account Name:

Bank Name:

Type of Account: Checking Savings

Merchants Legal Name: DIGITAL POWER CORPORATION

View-Only Access to Online Bank Login:

Password:

Date: 1/18/2018

FOR THE MERCHANT (DIGITAL POWER CORPORATION)

by:	Milton Ault	X /s/ Milton Ault
(Print Name and Title)		(Signature)

FOR THE MERCHANT
(PHILOU VENTURES, LLC)

by:	Kristine Ault	X /s/ Kristine Ault
(Print Name and Title)		(Signature)

ADDENDUM TO CONTRACT

ARTICLE 1: Addendum to Merchant Agreement

Purchase Price: $400,000.00            Purchased Percentage: 20%            Purchased Amount: $ 594,400.00

Entered into by and between Libertas Funding LLC (the Buyer) and DIGITAL POWER CORPORATION (the Seller).

Notwithstanding anything contained herein to the contrary, the parties agree as follows:

a. Except as provided below, it is understood and agreed that the Seller may settle this Purchase/Merchant Agreement in full by paying LlBERTAS FUNDING LLC the pre-payment Amount before the end of the relevant month, as set forth below, less the amount of any purchase payments made prior to the pre-payment date, plus any unpaid fees or charges. Month 1 begins on the first Monday following the date on which LIBERTAS FUNDING LLC distributed the advance proceeds to DIGITAL POWER CORPORATION.

b. In the event Seller chooses not to execute this addendum Buyer will be entitled to the full purchased amount to settle in full Sellers obligation under account existing contract number.

c. Except as provided in this addendum, all terms and conditions of the Merchant Agreement and the Supplement shall remain in full force and effect.

Prepayment Term 2 months	Accepted Prepayment Amount 472,000.00	Prepayment Factor 1.180

All other terms of the referenced contract remain unchanged.

By the.ir signatures below the parties agreed to be bound by this addendum.

ACCEPTED AND AGREED:		ACCEPTED AND AGREED:

Buyer: Libertas Funding LLC		Seller: Digital Power Corporation

By:	/s/ Randy Saluck	By:	/s/ Milton Ault
Name: Randy Saluck		Name: Milton Ault
Title: CEO, Libertas		Title:

By:
Principal: 1st owner name

By:
Principal: 2nd owner name if applicable

ACCEPTED AND AGREED:

Seller: PHILOU VENTURES, LLC

		By:	/s/ Kristine Ault
Name: Kristine Ault
Title:

By:
Principal: 1st owner name

By:
Principal: 2nd owner name if applicable

ADDENDUM TO CONTRACT

ARTICLE 1: Addendum to Merchant Agreement

Purchase Price: $400,000.00         Purchased Percentage: 20%        Purchased Amount: $ 594,000.00

Entered into by and between Libertas Funding LLC (the Buyer) and DIGITAL POWER CORPORATION (the Seller).

Notwithstanding anything contained herein to the contrary, the parties agree as follows:

A.     I, Milton Ault, and Kristine Ault, acting on behalf of DlGITAL POWER CORPORATION hereby authorize Buyer, Libe1ias Funding LLC, to execute the transactions detailed below in section F (Merchant Agreement Variable Receivable Remittance Schedule).

B.     Seller understands that all transactions detailed in this addendum will be executed for remittance of the receivables purchase detailed in merchant agreement new.

C.     In the event Seller chooses to execute Merchant Agreement new Seller agrees that completion of the transaction(s) listed below will constitute full remittance of receivables for the referenced merchant agreement(s).

D.    Except as provided in this addendum, all tem1s and conditions of the Merchant Agreement and the Supplement shall remain in full force and effect.

E.     Upon execution of Merchant Agreement new Seller agrees to be bound by the remittance schedule detailed in section F.

F. Variable Receivable Remittance Schedule.

Variable Prepayment

Month	% of Payment Amount	Daily	Amount Paid
1	0	$ 0.00	$ 0.00
2	0	$ 0.00	$ 0.00
3	25	$ 7,071.43	$148,500.00
4	25	$ 7,071.43	$148,500.00
5	25	$ 7,071.43	$148,500.00
6	25	$ 7,071.43	$148,500.00

All other terms of the referenced contract remain unchanged.

By their signatures below the parties agreed to be bound by this addendum.

ACCEPTED AND AGREED:		ACCEPTED AND AGREED:

Buyer: Libertas Funding LLC		Seller: Digital Power Corporation

By:	/s/ Randy Saluck	By:	/s/ Milton Ault
Name: Randy Saluck		Name: Milton Ault
Title: CEO, Libertas		Title:

By:
Principal: 1st owner name

By:
Principal: 2nd owner name if applicable

ACCEPTED AND AGREED:
Seller: PHILOU VENTURES, LLC

		By:	/s/ Kristine Ault
Name: Kristine Ault
Title:

By:
Principal:

LIBERTAS

Contract Addendum

Total Maximum-Approval Purchase Price: $400.000 Purchased Percentage: 20%        Total Approved

Purchase Amount: $594,000

This Contract Addendum (this “Addendum”) dated as of January 18th, 2018 amends that certain agreement (the “Agreement,” #) made by and among Libertas Funding LLC (the “Purchaser”) and Milton Ault and Philou Ventures LLC (the “Owners”) Digital Power Corporation (the “Seller” which publicly traded under the ticker DPW”) dated January18th, 2018.The Owners and the Seller are referred to collectively as the Merchant (the “Merchant”). In connection with the Agreement and this Addendum, the Purchaser agrees to purchase up to a certain maximum amount of future receivables equal to $594,000 (the “Purchased Amount”) at a purchase price of $400,000 (the “Purchase Price”). This Addendum shall modify the Agreement pursuant to the terms of this Addendum. All other provisions of the Agreement shall remain in full force and effect. For good and valuable mutual consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

●	The Merchant represents and warrants that DPW will remit full payment to Libertas 9 weeks from deposit of Libertas funds in DPW account.

●	Per this Agreement if merchant remits full payment amount to the Purchaser within 3 business days following the Deadline, the Purchased Amount shall be discounted to a total amount equal to $472,000

●	To the extent that the Merchant does not remit the Discounted Purchased Amount by three business days following the Deadline, the Purchased Amount shall increase to the full Purchased Amount ($594,000) as per the Agreement. As per normal guidelines and the nature of the original contracts the daily payment shall be turned on and will reflect a payment of $7,071.43 which will be paid every day from Monday through Friday for each week until the entirety of the Purchased Amount is paid.

●	Each of the Owners and the Merchant agrees that, by signing this Addendum, Milton Ault, the Executive Chairman of the Seller, agrees to be bound by all provisions of the Agreement and all other Addendum entered into in connection with the Agreement. Additionally, by signing this Addendum below, Mr. Ault agrees to be bound by all provisions and terms of this Agreement and any other Addendum entered into in connection therewith.

●	The undersigned agrees to execute warrants to purchase 100,000 shares of common stock of DPW (the “Warrants”) at an exercise price of $2.50 per share of DPW stock to the Purchaser in connection with and as consideration for entering into the Agreement. The Purchaser may allocate the Warrants to persons other than the Purchaser in the Purchaser’s sole discretion.

In witness whereof, the parties have agreed to this Addendum.

Libertas Funding, LLC

By:	/s/ Randy Saluck
Name:
Title:

Digital Power Corporation

By:	/s/ Milton C. Ault, III
Name:
Title:

Philou Ventures, LLC

By:	/s/ Kristine Ault
Name:
Title: